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                                   EXHIBIT 5

                    OPINION OF PATZIK, FRANK & SAMOTNY LTD.



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                  [PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]



Board of Directors
CDW Computer Centers, Inc.
200 North Milwaukee Avenue
Vernon Hills, Illinois  60061

        RE:  CDW COMPUTER CENTERS, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        We have acted as special counsel to CDW Computer Centers, Inc., an Illinois corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), together with Exhibits, filed with the Securities and Exchange Commission (the "Commission") on January 8, 1998, relating to the registration of an offering by the Company of up to 4,059,377 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). We have reviewed such records, documents and matters of law as we have considered relevant for the purpose of delivering this opinion.

        In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, the shares of Common Stock, when sold in the manner contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We do not find it necessary for the purpose of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


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                  [PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]


Board of Directors
January 8, 1998
Page 2


        We hereby consent to the inclusion in the Registration Statement of this opinion and to the references to our firm under the caption "Legal Matters" in the prospectus filed with the Registration Statement.


                                        Very truly yours,



                                        /s/ PATZIK, FRANK & SAMOTNY LTD.

                                        PATZIK, FRANK & SAMOTNY LTD.


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